Exhibit 3.1

THE COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

CATHAY INDUSTRIAL BIOTECH LTD.

(as adopted by Special Resolution dated October 19, 2007 and effective on October 19, 2007)

1.                                       The name of the Company is CATHAY INDUSTRIAL BIOTECH LTD.

2.                                       The Registered Office of the Company shall be 4th Floor, Harbour Centre, PO Box 61GT, George Town, Grand Cayman, Cayman Islands, British West Indies or at such other place as the Directors may from time to time decide.

3.                                       The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(i)                                     (a) To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment financial, commercial mercantile, trading and other operations.

(b) To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufactures, dealers in or vendors of all types of property including services.

(ii)                                  To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued of nominal amount thereof, to provide managerial and other executive, supervisory and consultant Services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iii)                               To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(iv)                              To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(v)                                 To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefore.

(vi)                              To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.                                       Except as prohibited or limited by the Companies Law (2007 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of

2

the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carry on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the business for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.                                       The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.                                       The share capital of the Company is US$205,118.932 divided into 205,118,932 shares of par value US$0.001 each, consisting of:

(a)          128,190,993 shares of a nominal or par value of US$0.001 each, hereby designated “Ordinary Shares”;

(b)         26,000,000 shares of a nominal or par value of US$0.001, hereby designated “Series A Preferred Shares”;

(c)          25,615,764 shares of a nominal or par value of US$0.001, hereby designated “Series B Preferred Shares”; and

(d)         25,312,175 shares of a nominal or par value of US$0.001, hereby designated “Series C Preferred Shares”.

with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.                                       If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2007 Revision) and, subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

3

AMENDMENT

TO

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

CATHAY INDUSTRIAL BIOTECH LTD.

(as adopted by a Special Resolution dated October 9, 2008)

CATHAY INDUSTRIAL BIOTECH LTD., an exempted company with limited liability organized and existing under and by virtue of the CAYMAN ISLANDS COMPANIES LAW (2007 REVISION),

DOES HEREBY CERTIFY:

FIRST: The name of the Company is CATHAY INDUSTRIAL BIOTECH LTD. (the “Company”).

SECOND: The Company’s Third Amended and Restated Memorandum of Association (the “Existing Memorandum”) is hereby amended as follows:

Article 6 is hereby deleted and replaced in its entirety with the following:

“The share capital of the Company is US$208,763.811 divided into 208,763,881 shares of par value US$0.001 each, consisting of:

(a)                                  128,471,454 shares of a nominal or par value of US$0.001 each, hereby designated “Ordinary Shares”;

(b)                                 26,000,000 shares of a nominal or par value of US$0.001 each, hereby designated “Series A Preferred Shares”;

(c)                                  25,615,764 shares of a nominal or par value of US$0.001 each, hereby designated “Series B Preferred Shares”; and

(d)                                 28,676,663 shares of a nominal or par value of US$0.001 each, hereby designated “Series C Preferred Shares”

with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2007 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.”

THIRD: This Amendment of the Existing Memorandum was duly adopted in accordance with Article 4 of the Existing Memorandum and Article 45.2 of the Third Amended and Restated Articles of Association of the Company.

COMPANIES LAW (2007 REVISION)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CATHAY INDUSTRIAL BIOTECH LTD.

(as adopted by Special Resolution dated October 19, 2007 and effective on October 19, 2007)

Table A

1                 The regulations in Table A in the Schedule to the Companies Law (2007 Revised) do not apply to the Company.

2                 INTERPRETATION

2.1                                 In these Articles, where the context permits:

“Additional Stock” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Article 52F.3.5) by the Company after the applicable Purchase Date other than:

(a)                                  Ordinary Shares issued pursuant to a transaction described in Article 52F.3.6;

(b)                                 Ordinary Shares issued or deemed issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of the Company pursuant to the ESOP or any share option agreement or restricted share agreement approved or ratified by the Board of Directors prior to October 19, 2007;

(c)                                  Ordinary Shares issued or issuable (i) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding Preferred Shares will be automatically converted to Ordinary Shares, or (ii) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(d)                                 Ordinary Shares issued pursuant to the conversion or exercise of convertible or exercisable securities duly issued by the Company;

(e)                                  Ordinary Shares issued or issuable in connection with any transaction where such securities so issued are excepted from the definition “Additional Stock” by the affirmative unanimous vote of the Board of Directors.

“Adjustment Payment” means an amount equal to the difference between (x) the Series C Price (as defined below) multiplied by the total number of Ordinary Shares issuable to an Investor (as defined in the Series C Subscription Agreement) upon conversion of the Series C Preferred Shares held by such Investor at the time of and in connection with the closing of an initial public offering of the Company (the “Conversion Shares”) minus (y) the Offering Price (as defined below) multiplied by the total number of Conversion Shares issuable to such Investor.

“Affiliate” means with respect to a person, means any person that is Controlled by, Controls, or is under common Control with that person, in each case for so long as such Control continues and:

(a)                                  in the case of an individual includes (i) his immediate family; (ii) the trustees of any trust of which he or his immediate family is a beneficiary or, in the case of a discretionary trust, is a discretionary object; and (iii) any company in which he and his immediate family together (directly or indirectly) have an interest of 25% or more of its voting share capital; and

(b)                                 in the case of a company includes (i) an associated company of the first-mentioned company; and (ii) any company where the first-mentioned company and its associated companies together (directly or indirectly) have an interest of 25% or more of its voting share capital.

“Alternate Director” means an alternate Director appointed in accordance with these Articles;

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any governmental authority, (ii) governmental approvals and (iii) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any governmental authority;

“Articles” means these Articles of Association, as amended from time to time;

“Auditors” means the auditors of the Company, if any, and includes any person or partnership;

“Board” means the Board of Directors appointed or elected pursuant to these Articles and acting by resolution in accordance with the Law and these Articles or the Directors present at a meeting of Directors at which there is a quorum;

“Business Day” means any weekdays (other than Saturdays and Sundays) when banks are open for the transaction of domestic business in the Cayman Islands, City of New York, State of New York, and the People’s Republic of China;

“Business Plan” is as defined in the Shareholders Agreement;

“Capital” means Capital International Private Equity Fund V, L.P. and CGPE V, L.P;

“Capital Reorganization” means every reorganization of the Company’s share capital and, includes every issue by way of capitalization of profits or reserves, every issue by way of rights issue, every consolidation or sub-division or reduction of capital or capital dividend and any amalgamation or reconstruction relating to or affecting equity share capital;

“Class meeting” means a separate meeting of the members of a class or series of shares;

“Closing” and “Closing Date” is as defined in the Series C Subscription Agreement;

“Company” means the above named company;

“Control” means, with respect to a person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person whether through ownership of more than 50% of the voting power of securities of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise. The terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing;

“Conversion Notice” means the notice of conversion of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as the case may be, into Ordinary Shares;

“Conversion Price” means the Series A Conversion Price. the Series B Conversion Price and/or the Series C Conversion Price, as the case may be;

“Director” means a director for the time being of the Company;

“Dr. Liu” means Dr. Liu Xiucai;

“ESOP” shall have the meaning given to that expression in the Shareholders Agreement;

“Goldman Sachs” means GSPS Asia Limited;

“Group” means the Group Companies taken as a whole;

“Group Company” or “Group Companies” shall have the meaning in the Shareholders Agreement;

“Intellectual Property” is as defined in the Shareholders Agreement;

“IPO” means an initial public offering of Ordinary Shares;

“Key Manager” is as defined in the Shareholders Agreement;

“Law” means the Companies Law (2007 Revision) of the Cayman Islands and every modification or reenactment thereof for the time being in force;

“Liquidation” means a consolidation, merger, amalgamation, or scheme of arrangement of a Group Company, or a sale, license or other disposition of all or substantially all of the assets of a Group Company, or any transaction or series of related transactions in which a majority of the voting capital of, or Control in, a Group Company is transferred;

“Listco” means in relation to an IPO, the Company (or such other company which shall serve as the listing entity for the Group);

“Medy” means Medy Ltd., a British Virgin Island company;

“New Horizon Funds” means New Horizon Evergreen Investment Co., Ltd and GM Investment Company Limited, collectively, and each, a “New Horizon Fund”;

“Member” means any person who has agreed to become a member of the Company and whose name is entered on the Register of Members;

“Memorandum” means the Memorandum of Association of the Company, as amended from time to time;

“Notice” means written notice as further defined in these Articles, unless otherwise specifically stated;

“Offering Price” means the price per share of Shares of the Company sold to the public in any initial public offering of the Company;

“Officer” means any person appointed by the Board to hold an office in the Company;

“Ordinary resolution” means a resolution passed at a general meeting (or, if so specified, a class meeting) of the Company by a simple majority of the votes cast, or a unanimous written resolution;

“Ordinary Shares” means the ordinary shares of the Company with par value of US$0.001 per share, each of which shall be entitled to one vote on all matters subject to shareholders’ votes (or, if the context so requires, the ordinary shares of Listco);

“Paid-Up” means paid-up or credited as paid-up;

“Permitted Repurchase” is as defined in the Shareholders Agreement;

“Preference Amount” means the Series A Preference Amount, the Series B Preference Amount and/or the Series C Preference Amount, as the case may be;

“Preferred Directors” means the Series A Director and/or the Series B Directors;

“Preferred Shareholders” means the holder or holders of Series A Preferred Shares, the holders of Series B Preferred Shares and the holders of Series C Preferred Shares;

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares;

“Purchase Date” means in relation to each class of Preferred Shares, the date of the original issuance of such Preferred Shares;

“Purchase Price” means the Series A Original Purchase Price, the Series B Original Purchase Price and/or the Series C Original Purchase Price, as appropriate;

“Qualified IPO” shall mean the closing of the sale of shares to the public at a price greater than or equal to US$4.27 per share (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Ordinary Shares) in a firmly underwritten initial public offering of the Company on an internationally recognised stock exchange that is reasonably acceptable to the holders of at least two-thirds of the issued and outstanding Shares, voting together as a class, with gross proceeds to the Company of not less than US$150 million;

“Register of Directors and Officers” means the Register of Directors and Officers referred to in these Articles;

“Register of Members” means the register of members of the Company;

“Registered Office” means the registered office for the time being of the Company;

“Required Approval” means the affirmative vote or written consent of at least two-thirds of the Directors then in office, including the affirmative vote of at least three Preferred Directors;

“Seal” means the common seal or any official or duplicate seal of the Company;

“Secretary” means the person appointed to perform any or all duties of secretary and includes any deputy or assistant secretary;

“Series A Conversion Price” is defined in Clause 52D.3;

“Series A Original Purchase Price” means US$1.00 for each Series A Preferred Share;

“Series A Preference Amount” in respect of a Series A Preferred Share means the Series A Original Purchase Price (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like with respect to the Series A Preferred Shares) minus any declared and paid dividends since April 24, 2006;

“Series A Preferred Shareholder” means a holder of Series A Preferred Shares;

“Series A Preferred Shares” means the Series A Preferred Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Memorandum and Articles;

“Series A Subscription Agreement” means the share subscription agreement dated April 24, 2006 entered into among the parties thereto for the subscription and purchase of Series A Preferred Shares;

“Series B Conversion Price” is defined in Article 52D.4;

“Series B Original Purchase Price” means US$2.03 for each Series B Preferred Share;

“Series B Preference Amount” in respect of a Series B Preferred Share means the Series B Original Purchase Price (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like with respect to the Series B Preferred Shares) minus any declared and paid dividends since November 20, 2006;

“Series B Preferred Shareholder” means a holder of Series B Preferred Shares;

“Series B Preferred Shares” means the Series B Preferred Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Memorandum and Articles;

“Series B Price” means US$2.03 per share;

“Series B Subscription Agreement” means the Series B Preferred Shares Subscription Agreement dated November 3, 2006 entered into among the Company and certain other parties thereto for the subscription and purchase of Series B Preferred Shares;

“Series C Conversion Price” is defined in Article 52D.5;

“Series C Original Purchase Price” means US$5.35 for each Series C Preferred Share;

“Series C Preference Amount” in respect of a Series C Preferred Share means the Series C Original Purchase Price (as adjusted for any recapitalizations, share combinations, share dividends, share splits and the like with respect to the Series C Preferred Shares) minus any declared and paid dividends since the Closing Date;

“Series C Preferred Shareholder” means a holder of Series C Preferred Shares;

“Series C Preferred Shares” means the Series C Preferred Shares of US$0.001 each in the capital of the Company and having the rights attached thereto as set out in the Third Amended and Restated Memorandum and Articles;

“Series C Price” means US$5.35 per share;

“Series C Subscription Agreement” means the Series C Preferred Shares Subscription Agreement dated as of October 19, 2007 entered into among the Company and certain other parties thereto for the subscription and purchase of Series C Preferred Shares;

“Share” includes a fraction of a share;

“Shares” means the Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any other shares from time to time issued by the Company;

“Shareholders Agreement” means the Third Amended and Restated Shareholders Agreement dated October 19, 2007 executed by the Company, Dr. Liu and certain of the Company’s shareholders, and as the same may be amended from time to time;

“special resolution” means a resolution passed at a general meeting of the Company by holders of shares representing at least two-thirds (2/3rds) of all the votes attaching to the Ordinary Shares and Preferred Shares then outstanding on an as-converted basis voting as a single class and includes a unanimous written resolution;

“year” means calendar year.

2.2                                 In these Articles where not inconsistent with the context

2.2.1                                  words denoting the plural number include the singular number and vice versa;

2.2.2                                  words denoting the masculine gender include the feminine gender and vice versa;

2.2.3                                  words importing persons include companies or associations or bodies of people, corporate or not;

2.2.4                                  the word “may” shall be construed as permissive; the word “shall” shall be construed as imperative;

2.2.5                                  a reference to a statutory provision shall be deemed to include any amendment or reenactment thereof;

2.2.6                                the expression “associated companies” means, with respect to any given company, such other companies in which the given company and/or its subsidiaries may now or from time to time hold not less than 20% but not more than 50% of the issued share capital, and “associated company” means any of the associated companies.;

2.2.7                                references to “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);.

2.3                                 Subject as aforesaid, words defined or used in the Law have the same meaning in these Articles.

2.4                                 Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing lithography, photography and other modes of representing words in a visible form.

2.5                                 The headings in these Articles are for ease of reference only and shall not affect the construction or interpretation of these Articles.

BOARD OF DIRECTORS

3                           BOARD OF DIRECTORS

Subject to the rights and powers of any class or series of Preferred Shares, the business of the Company shall be managed and conducted by the Board.

4                           MANAGEMENT OF THE COMPANY

4.1                                 In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of any statute, to such regulations as may be prescribed by the Company in general meeting and to the rights and powers of any class or series of Preferred Shares.

4.2                                 No regulation or alteration to these Articles shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.3                                 The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

5                           POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER

Subject to Clause 20A.8, the Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

6.                        [RESERVED]

7.                        POWER TO AUTHORIZE SPECIFIC ACTIONS

So long as not inconsistent with any requirement under these Articles or the rights and powers of any class or series of Preferred Shares, the Board may, from time to time and at any time, authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and, in connection therewith, to execute any agreement, document or instrument on behalf of the Company.

8                           POWER TO APPOINT ATTORNEY

Subject to the rights and powers of any class or series of Preferred Shares, the Board may, from time to time and at any time, by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

9.                                      POWER TO DELEGATE TO A COMMITTEE

The Board may delegate any of its powers to a committee appointed by the Board, and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the directors for this purpose, the meetings and proceedings of such committees shall be governed by the provisions of these Articles covering the meetings and proceedings of the Directors, including provisions for written resolutions.

10.                               POWER TO APPOINT AND DISMISS EMPLOYEES

Subject to Clause 20A.8, the Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

11.                               POWER TO BORROW AND CHARGE PROPERTY

Subject to Article 20A, the Board may exercise all the powers of the Company (i) to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and (ii) to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or any third party.

12.                               EXERCISE OF POWER TO PURCHASE SHARES OF THE COMPANY

Subject to the Law, Article 20A, Article 21.1, Article 45.2 and the rights and powers of any class or series of Preferred Shares, the Company may purchase all or any part of its own shares. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

13.                               DISCONTINUATION

Subject to Article 20A and the rights and powers of any class or series of Preferred Shares, the Board may exercise all the powers of the Company to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

14.                               ELECTION OF DIRECTORS AND MEMBERS TO COMMITTEES

14.1                           The Board shall consist of nine (9) Directors. Subject to the rights, powers and restrictions of the Members to appoint their respective nominees as the Directors to serve on the Board below, Directors shall be elected by the Members of the Company at large (any series or class of the Preferred Shares to vote on an as-converted basis with the Ordinary Shares and not as a separate series or class). Without prejudice to the foregoing, the following Members shall have the following rights to appoint Directors to serve on the Board:

14.1.1                          For so long as at least 50% of the Series A Preferred Shares originally issued pursuant to the Series A Subscription Agreement remain issued and outstanding (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), the holders of Series A Preferred Shares shall be entitled to appoint one (1) Director to the Board of Directors (the “Series A Director”), who shall initially be Dr. Zhi Yang.

14.1.2                          For so long as Goldman Sachs and its Affiliates own Series B Preferred Shares equal to at least 50% of the Series B Preferred Shares issued to Goldman Sachs pursuant to the Series B Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), Goldman Sachs shall be entitled to appoint one Director to the Board of Directors; and, for so long as each of the New Horizon Funds owns Series B Preferred Shares equal to at least 50% of the Series B Preferred Shares issued to such New Horizon Fund pursuant to the Series B Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like), the New Horizon Funds, acting together, shall be entitled to appoint one Director to the Board of Directors (collectively, the “Series B Directors”).

14.1.3                          For so long as Capital International Private Equity Fund V, L.P. and its Affiliates and Permitted Transferees continue to own at least 50% of the Series C Preferred Shares originally issued pursuant to the Series C Subscription Agreement (subject to adjustments for share splits, reverse share splits, share dividends, recapitalization and the like), Capital International Private Equity Fund V, L.P. shall be entitled to appoint one (1) Director to the Board of Directors (the “Series C Director”) and together with the Series A Director and the Series B Director, the “Preferred Directors”), who shall initially be Mr. James Ho.

14.1.4                          The holders of a majority of the issued and outstanding Ordinary Shares of the Company shall be entitled to appoint five (5) directors, who shall initially be Dr. Liu, Paul Caswell, Qixian Zhang, Li Zhu and Hui Huang.

14.2                           In the case of any vacancy in the office of a Director elected as of right by any person or class or series of Shares under Article 14.1, that person or class or series of Shares may elect a successor to hold office for the unexpired term of the Director whose place is vacant, provided, however, that if any person or class or series of Shares shall cease to have the right to appoint a

Director due to the failure of such person or class or series of Shares to meet the requirements of Article 14.1.1 and/or Article 14.1.2, as the case may be, such person or class or series of shares shall cause the Preferred Director that it has appointed pursuant to Article 14.1 to promptly resign such Director’s office and the remaining Directors may, by affirmative vote of a majority thereof (or, if there is only one Director remaining, such remaining Director may) elect a successor to hold office for the unexpired term of the Director whose place was vacated.

14.3                           The right of appointment conferred on a person or class or series of Shares under Article 14.1 shall include the right of that person or class or series of Shares to remove, with or without cause, at any time prior to expiration of such Director’s term of office from office such person appointed by that person or class or series of Shares as a Director, and the right of that person or class or series of Shares at any time and from time to time to determine the period during which such person shall hold the office of Director and to replace any Director appointed by that person or class or series of Shares who ceases to be a Director for any reason. No Director may be removed from office except by the respective person or class or series of shares appointing him or her pursuant to this Article 14. Each appointment or removal of a Director pursuant to this Article 14 to be in writing and signed by or on behalf of the person or class or series of shares appointing or removing such Director and to be delivered to the registered office for the time being of the Company.

14.4                           The Chairman of the Board (the “Chairman”) shall be Dr. Liu, for as long as Dr. Liu holds a majority of the voting power of the capital shares of Medy. The Chairman shall not have a second or casting vote at any meeting of the Board or at any general meeting of the Company.

14.5                           There shall be no shareholding qualification for Directors unless prescribed by special resolution.

14.6                           The Company shall maintain an Audit Committee and Compensation Committee. The Audit Committee and Compensation Committee of the Board shall each consist of three (3) members of the Board (who may sit on one or both committees). The directors appointed by the holders of the Preferred Shares jointly shall have the right to appoint: (i) at least two (2) members to the Audit Committee and (ii) at least one (1) member to the Compensation Committee. Such committees shall, to the extent practicable under the circumstances, be consultative in nature and shall only implement or approve such actions as are specifically delegated to such committees by the Board.

15.                               DEFECTS IN APPOINTMENT OF DIRECTORS

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

16                    ALTERNATE DIRECTORS AND PROXIES

16.1                           A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by Notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

16.2                           The appointment of an Alternate Director shall terminate on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

16.3                           An Alternate Director shall be entitled to receive Notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

16.4                           If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

16.5                           Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

16.6                           Save as provided in these Articles, an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

16.7                           A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by members shall apply equally to the appointment of proxies by Directors.

17                    VACANCIES ON THE BOARD

17.1                           The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Articles as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act solely for the purpose of (i) increasing the number of Directors to the requisite number (ii) summoning a general meeting of the Company or (iii) preserving the assets of the Company.

17.2                           The office of Director shall be vacated if the Director:

17.2.1                          is removed from office pursuant to these Articles or by his appointor or is prohibited from being a Director by Law;

17.2.2                          is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

17.2.3                          is or becomes of unsound mind, or an order for his detention is made under the Mental Health law or any analogous Law of a jurisdiction outside the Cayman Islands or dies; or

17.2.4                          resigns his or her office by notice in writing to the Company.

18                    NOTICE OF MEETINGS OF THE BOARD

18.1                           Meetings of the Board shall be held at such times as the Chairman or any two Directors shall determine. A general meeting of the Board shall be held at least once in every three months, and a special meeting of the Board shall be held from time to time as the Chairman or any two Directors shall determine. Not less than ten (10) Business Days’ written notice (excluding the day of notice and the day of the meeting), in the case of general meeting of the Board and as may be decided by the Chairman or any two (2) of the Directors, but in any event, not less than four (4) Business Days’ written notice (excluding the day of notice and the day of the meeting) in the case of any special meeting of the Board, in each case specifying the date, place and time, of the meeting and the business to be transacted thereat, shall be given to all Directors and alternate Directors and shall be accompanied by an agenda stating in reasonable detail the matters to be considered at such meeting together with all papers to be circulated or presented to the same. The Board meetings shall be held at the office of the Company located in Shanghai, the People’s Republic of China, or such other locations as may be determined by the Chairman of the Board.

18.2                           Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director by facsimile (with confirmation of error-free transmission) or internationally recognized express courier at such Director’s last known address or any other address given by such Director to the Company for this purpose.

19                    QUORUM AT MEETINGS OF THE BOARD

No meeting of the Board may proceed to business nor transact any business unless a quorum is present at the start and throughout such meeting or adjourned meeting. The quorum at a meeting of Directors necessary for the transaction of any business of the Company shall be five (5) Directors (or their respective alternates), at least two (2) of whom shall be Preferred Directors (or their respective alternates).  In the event that a meeting of Directors duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and place, on a day being not less than seven (7) days after the original meeting. For purposes of such reconvened meeting, it shall be sufficient to constitute a quorum that there shall be five (5) Directors (or their respective alternates) present.

20                      MEETINGS OF THE BOARD

20.1                           The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

20.2                           All or any of the Directors may participate in a meeting of the Board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and in respect of the Directors only, shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting then is situated.

20.3                           Subject to Article 20A, Article 21.1 and Article 45.2 and the rights and powers of any class or series of Preferred Shares, any action, determination or resolution of the Board shall require the affirmative vote of a simple majority of Directors present at a meeting at which a valid quorum pursuant to Article 19 is present.

20A.                       SUPER-MAJORITY VOTE OF DIRECTORS

None of the matters in this Article 20A shall be taken by the Company (or where relevant, another Group Company) without the Required Approval of the Directors:

20A.1                 any Group Company, or combination of Group companies entering into any acquisition or disposition transactions with underlying value over RMB100,000,000;

20A.2                 any alteration to the size of the share capital of the Company reserved for the ESOP and the existing share option plan or share option plan to be adopted by the Board from time to time (collectively, the “Incentive Plans”) and any other terms and conditions of the Incentive Plans;

20A.3                 any Group Company, or combination of Group Companies, incurring, satisfying or discharging any indebtedness or marketing payment of any obligation which exceeds RMB80,000,000, other than in the ordinary course of business consistent with past practice;

20A.4                 any Group Company, or combination of Group Companies, creating or issuing, or allowing to come into being, any mortgage or charge or standard security over the assets of any Group Companies which exceeds RMB200,000,000, save for charges (including liens) arising by operation of law in the ordinary course of business;

20A.5                 any Group Company, or combination of Group Companies, making any loan or advance to any person if such loan or advance shall cause the aggregate amount of all such loans and advances outstanding at any moment to exceed RMB50,000,000, or issuing or agreeing to issue any security, guarantee or indemnity for indebtedness or obligations of any person;

20A.6                 any Group Company, or combination of Group Companies, incurring any capital expenditure in any financial year in excess of RMB200,000,000;

20A.7                 any transaction or dealings (other than a Permitted Repurchase) between any Member, Key Manager or their Affiliates, on the one hand, and any Group Company, on the other hand; provided that any Director appointed by such Shareholder, Key Manager or relevant Affiliate shall recuse himself or herself from such vote;

20A.8                 the appointment or removal, or any amendment or supplement to or waiver of the terms of employment for, any Key Manager;

20A.9                 adoption of or amendment to any Business Plan, any strategic and overall management plan, or annual budget of the Company or any other Group Company;

20A.10           any change in the accounting policies and procedures of the Company or any of the Group Companies unless otherwise required by Applicable Law;

20A.11           any transfer, assignment, disposal or grant of a license of any material Intellectual Property rights or trade secrets relating to existing or proposed production technologies of any Group

Company, or combination of Group Companies, that would materially adversely affect the Company; or

20A.12           any action in connection with the dissolution, Liquidation, or winding up of a Group Company;

20A.13           Any declaration or payment of any dividends or other distribution of profits of any Group Company (whether in cash or specie);

20A.14           the selection of, and any change in, any person retained by any Group Company (other than employees hired thereby in the ordinary course) to provide tax advisory services thereto or to assist in the presentation of tax returns therefor;

20A.15           the re-domestication, continuance or removal of any Group Company to any other jurisdiction;

20A.16           the entry into any transaction or series of related transactions by any Group Company, or any combination of the Group Companies, which has as an objective and/or the effect of securing a tax benefit therefor; or

20A.17           the tax-motivated restructuring of any Group Company, or any combination of the Group Companies, or of the business, operation or practices thereof.

21.                               UNANIMOUS WRITTEN RESOLUTIONS

A resolution in writing circulated to all Directors and signed by all the Directors shall be as valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held with the requisite quorum. Any such resolution may consist of several documents in the like form each signed by one or more of the Directors and any resolution bearing the signature of any Director dispatched by facsimile transmission or email shall constitute a document for this purpose.

21.1                           Notwithstanding anything to the contrary, none of the matters in this Article 21.1 shall be taken by the Company (or where relevant, another Group Company) without the unanimous approval or written consent of the Board of Directors:

21.1.1                any change in the nature and/or scope of the business activities currently being conducted and proposed to be conducted by the Group Companies and any investments made outside such business; and

21.1.2                any action leading to an IPO which is not a Qualified IPO.

22.                               CONTRACTS AND DISCLOSURE OF DIRECTORS’ INTERESTS

22.1                           Subject to Article 20A, any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company, and such Director or such Director’s firm, partner or such company, shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director’s firm, partner or such company to act as Auditor of the Company.

22.2                           A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Law.

22.3                           Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.                               REMUNERATION OF DIRECTORS

The Directors shall be entitled to be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

24.                               OFFICERS OF THE COMPANY

Subject to Article 20A and the rights and powers of any class or series of Preferred Shares, the Officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Articles.

25.                               APPOINTMENT OF OFFICERS

25.1                           The Board shall have the right to appoint the Chief Executive Officer.

25.2                           The Chief Financial Officer, the Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

26.                               REMUNERATION OF OFFICERS

The Officers shall receive such remuneration as the Board may from time to time determine.

27.                               DUTIES OF OFFICERS

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.                 CHAIRMAN OF MEETINGS

The Chairman shall act as chairman at all meetings of the Members and of the Board at which such person is present.

29.                               REGISTER OF DIRECTORS AND OFFICERS OF THE COMPANY

29.1                           The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

29.1.1                  first name and surname; and

29.1.2                  address.

29.2                           The Board shall, within the period of thirty (30) days from the occurrence of:

29.2.1                  any change among its Directors and Officers; or

29.2.2                  any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the register of Directors and Officers of the Company the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

30.                               REGISTER OF MORTGAGES AND CHARGES

30.1                           The Directors shall cause to be kept the register of mortgages and charges required by the Law.

30.2                           The Register of mortgages and charges shall be open to inspection by any creditor or Member at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

MINUTES

31.       OBLIGATIONS OF BOARD TO KEEP MINUTES

31.1.                        The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

31.2.                        Minutes of all meetings of the Board and of the boards of directors of the Group Companies shall be circulated to all Directors and their alternates as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the directors thereof shall be circulated to all Directors as soon as reasonably practicable after the adoption thereof.

INDEMNITY

32.                               INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

To the extent permitted by Applicable Law, the Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company, and every former director, officer, auditor or trustee and their respective heirs, executors, administrators and personal representatives (each of such persons being referred to in this Article as an “indemnified party”), shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duties in their respective offices or trusts, except any which an indemnified party shall incur or sustain by or through his own fraud, bad faith, dishonesty or other willful misconduct, or gross negligence; no indemnified party shall be answerable for the acts, omissions, neglects or defaults of any other Director, Officer, Auditor or trustee, or for joining in any receipt for the sake of conformity, or for the solvency or honesty of any banker or other persons with whom any moneys or effects belonging to the Company may be lodged or deposited for safe custody, or for any insufficiency of any security upon which any monies of the Company may be invested, or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through fraud, bad faith, dishonesty or other willful misconduct, or gross negligence of such indemnified party.

33.                               WAIVER OF CLAIM BY MEMBER

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud, bad faith or dishonesty which may attach to such Director.

MEETINGS

34                                  NOTICE OF ANNUAL GENERAL MEETING

34.1                 The Company shall in each year hold a general meeting as its annual general meeting, provided that, if the Company is an exempted company, it may by ordinary resolution determine that no annual general meeting need be held in a particular year or years or indefinitely.

34.2                 Subject to paragraph 34.1, the annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the Chairman or the Board shall appoint. At least five (5) days Notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held and, if different, the record date for determining Members entitled to attend and vote at the general meeting, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

35                                  NOTICE OF EXTRAORDINARY GENERAL MEETING

35.1                 General meetings other than annual general meetings shall be called extraordinary general meetings.

35.2                 The Chairman or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five (5) days’ Notice, which shall state the date, time, place and the general nature of the business to be considered at the meeting.

36                    ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

The accidental omission to give notice of a general meeting to, or the non-receipt of Notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

37                    MEETING CALLED ON REQUISITION OF MEMBERS

37.1                           Notwithstanding anything to the contrary herein, the Board shall, on the requisition of Members holding, at the date of the deposit of the requisition, paid-up share capital of the Company representing, as at the date of the deposit, not less than one-tenth of the votes that would be entitled to be cast at a general meeting of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective, the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

37.2                           If the Directors do not, within twenty-one (21) days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety (90) days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

38                                  SHORT NOTICE

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by not less than eighty percent (80%) of the votes attaching to the Shares of all the Members entitled to attend and vote thereat in any annual general meeting or extraordinary general meeting.

39                    POSTPONEMENT OF MEETINGS

The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that Notice of postponement is given to each Member before the time for such meeting. Fresh Notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

40.                               QUORUM FOR GENERAL MEETING

Notwithstanding anything in the Articles to the contrary, no business shall be transacted at any general meeting of the Company unless a quorum is present at the commencement of the meeting. Members holding not less than fifty percent (50%) of the voting power of the Shares shall constitute the quorum, provided that no such quorum shall be deemed constituted unless a representative of each series of Preferred Shares attends such shareholders meeting. If no quorum is present by the appointed time for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place. For purposes of such reconvened meeting, it shall be sufficient to constitute a quorum that there shall be Members present representing not less than fifty percent (50%) in voting power of the Shares.

41.                               ADJOURNMENT OF MEETINGS

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Fresh Notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Articles.

42.                               ATTENDANCE AT MEETINGS

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.                               WRITTEN RESOLUTIONS

43.1                           Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous Notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation, partnership or other similar entity whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

43.2                           A resolution in writing may be signed by, or in the case of a Member that is a corporation, partnership or other similar entity, whether or not a company within the meaning of the Law, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

43.3                           For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation, partnership or other similar entity, whether or not a company within the meaning of the Law, on behalf of, the last Member to sign, and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

43.4                           A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

43.5                           A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

44.                               ATTENDANCE OF DIRECTORS

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

45.                               VOTING AT MEETINGS

45.1                           Except for the matters specified in these Articles or by any Applicable Law which may require Members’ approval by special resolution, all resolutions of the Members on any matter shall be passed at a meeting of Members duly called and convened and at which a quorum is present throughout by a simple majority of the votes attaching to the Ordinary Shares (with Preferred Shares counted on an as converted basis and voting with the Ordinary Shares as a single class) cast in the meeting.

45.2                           Notwithstanding anything to the contrary provided herein, none of the matters below shall be taken by the Company (or where relevant, another Group Company) unless the affirmative vote of a holder or holders representing not less than eighty percent (80%) in voting power of the Preferred Shares then outstanding, voting together as a single class) has been obtained:

45.2.1                  the consummation of any amalgamation or merger of a Group Company with any corporation, firm or other body at any time prior to June 30, 2009;

45.2.2                  any action in connection with the dissolution, Liquidation or winding up of a Group Company;

45.2.3                  any Capital Reorganisation relating to the Company which materially adversely affects the rights of the Preferred Shareholders, it being understood that, notwithstanding anything to the contrary in these Articles, a Capital Reorganisation shall not be deemed to include the issuance of Ordinary Shares by reason of a dividend, share split, division, share combination or other distribution on the Ordinary Shares;

45.2.4                  any amendment to or waiver of the provisions of the Memorandum and/or these Articles of the Company (or the constitutional documents of any other Group Company) or any other actions which materially adversely affect the rights and powers enjoyed by the holders of any Preferred Shares described in the terms of such Shares;

45.2.5                  the repurchase or redemption by the Company of any of the Shares other than a Permitted Repurchase or pursuant to contractual rights to repurchase or redeem Ordinary Shares held by employees, directors, advisors or consultants of the Company or its subsidiaries upon termination of their employment or service to the Company or its subsidiaries; or

45.2.6                  the issuance of any new equity securities.

46.                               VOTING ON SHOW OF HANDS

At any general meeting, a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares, and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

47.                               DECISION OF CHAIRMAN

At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

48.                               DEMAND FOR A POLL

48.1                           Notwithstanding the provisions of the immediately preceding two Articles, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Articles), a poll may be demanded by the Chairman or at least one Member.

48.2                           Where, in accordance with the provisions of Article 48.1, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy, and such vote shall be counted in the manner set out in Article 48.4 or, in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

48.3                           A poll demanded in accordance with the provisions of Article 48.1, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith, and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

48.4                           Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper, on which such person shall record his or her vote in such manner as shall be determined at the meeting, having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered Member in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy Members appointed by the chairman for the purpose, and the result of the poll shall be declared by the chairman.

49.                               SENIORITY OF JOINT HOLDERS VOTING

In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

50                                  INSTRUMENT OF PROXY

The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Schedule 1 hereto, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

51                                  REPRESENTATION OF CORPORATIONS AT MEETINGS

A corporation, partnership or other similar entity which is a Member may, by written instrument, authorize such person as it thinks fit to act as its representative at any meeting of the Members, and the person so authorized shall be entitled to exercise the same powers on behalf of such entity which such person represents as that entity could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks reasonably fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

51A                         MINUTES

Minutes of all general meetings of the Company shall be circulated to all Members as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the Members shall be circulated to all Members as soon as reasonably practicable after the adoption thereof. Minutes of all general meetings of any Group Company (other than the Company) shall be circulated to all Directors as soon as reasonably practicable after the holding of such meetings, and copies of any resolution in writing adopted by the shareholders thereof shall be circulated to all the Directors as soon as practicable after the adoption thereof.

SHARE CAPITAL AND SHARES

52                                  RIGHTS OF SHARES

The share capital of the Company shall be divided into shares, the holders of which shall, subject to the provisions of these Articles, including without limitation Articles 52A, 52B, 52C, 52D and 52E below, and the Shareholders’ Agreement, and the rights and powers of any class or series of Preferred Shares:

52.1                           be entitled to vote on all matters subject to the vote at general meetings of the Company;

52.2                           be entitled to such dividends as the Board may from time to time declare;

52.3                           in the event of a Liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, or for the purpose of a reorganization or otherwise, or upon any distribution of capital, be entitled to the surplus assets of the Company; and

52.4                           generally be entitled to enjoy all of the rights attaching to shares, provided however that the rights granted to each Series A Preferred Shareholder, Series B Preferred Shareholder and Series C Preferred Shareholder (as applicable) pursuant to Article 14 and Article 45.2, shall automatically terminate, with respect to (i) any Series A Preferred Shareholder upon the first date that less than 50% of the Series A Shares issued by the Company pursuant to the Series A Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like) remain issued and outstanding, (ii) any Series B Preferred Shareholder upon the first date that less than 50% of the Series B Preferred Shares pursuant to the Series B Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like) remain issued and outstanding, and (iii) any Series C Preferred Shareholder upon the first date that less than 50% of the Series C Preferred Shares pursuant to the Series C Subscription Agreement (subject to adjustment for share splits, reverse share splits, share dividends, recapitalization and the like) remain issued and outstanding, and each Preferred Shareholder and other Member hereby agree to vote its Shares to amend the Company’s Memorandum and Articles then in effect as necessary to implement such termination as to such Series A Preferred Shareholder, Series B Preferred Shareholder or Series C Preferred Shareholder, as the case may be.

52A.                      VOTING RIGHTS OF PREFERRED SHARES

52A.1                 The number of votes represented by one outstanding Series A Preferred Share shall be equal to the number of Ordinary Shares issued as if conversion of the outstanding Series A Preferred Share had occurred immediately prior to voting.  Except as otherwise provided herein or in the Memorandum or as required by the Law, the holders of the outstanding Series A Preferred Shares shall vote together with the holders of the outstanding Series B Preferred Shares, Series C Preferred Shares and the Ordinary Shares on an as-converted basis and not as a separate class.

52A.2                 The number of votes represented by one outstanding Series B Preferred Share shall be equal to the number of Ordinary Shares issued as if conversion of the outstanding Series B Preferred Share had occurred immediately prior to voting.  Except as otherwise provided herein or in the Memorandum or as required by the Law, the holders of the outstanding Series B Preferred Shares shall vote together with the holders of the outstanding Series A Preferred Shares, Series C Preferred Shares and the Ordinary Shares on an as-converted basis and not as a separate class.

52A.3                 The number of votes represented by one outstanding Series C Preferred Share shall be equal to the number of Ordinary Shares issued as if conversion of the outstanding Series C Preferred had occurred immediately prior to voting.  Except as otherwise provided herein or in the Memorandum or as required by the Law, the holders of the outstanding Series C Preferred Shares shall vote together with the holders of the outstanding Series A Preferred Shares, Series B Preferred Shares and the Ordinary Shares on an as-converted basis and not as a separate class.

52B.                      DIVIDENDS

In the event the Company declares (or pays) dividends (other than dividends in the form of Ordinary Shares, including dividends by way of bonus issue) to the holders of Ordinary Shares, the holders of outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall be declared entitled to receive (or shall receive), on a pari passu basis, a proportionate sum as dividends in respect of the number of Ordinary Shares into which such holders’ outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as appropriate, could have been converted immediately prior to the date such dividend is declared (or paid).

52C.                      LIQUIDATION PREFERENCE

In the event of any Liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, any proceeds therefrom distributable with respect to any of the Shares of the Company shall be distributed as follows:

FIRST, to Members holding Preferred Shares (i) pro rata, according to the applicable Purchase Price of the Preferred Shares held thereby, until each such Member shall have received, on a pari passu basis, an amount equal to the applicable Preference Amount in respect of each of the Preferred Shares held thereby and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Preferred Shares held thereby, until all dividends that have been declared with respect to the Preferred Shares have been paid;

SECOND, to Members holding Ordinary Shares (i) pro rata, according to the par value thereof, until each such Member shall have received, on a pari passu basis, an amount equal to US$1.00 (as adjusted for, any recapitalizations, share combinations, share dividends, share splits and the like with respect to Ordinary Shares) in respect of each of the Ordinary Shares held thereby and (ii) pro rata, according to the amount of any dividends that have been declared but remain unpaid with respect to all Ordinary Shares held thereby, until all dividends that have been declared with respect to the Ordinary Shares have been paid; and

THIRD, to all Members pro rata, according to the number of Ordinary Shares held thereby (treating any Preferred Shares on an as-converted basis).

52D.                      CONVERSION

52D.1                  A holder of outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares may at any time at its sole discretion elect to convert some or all of its outstanding Preferred Shares, as appropriate, by serving the Company a Conversion Notice.

52D.2                  Notwithstanding Article 52D.1, (i) upon the Company’s consummation of a Qualified IPO, all then outstanding Preferred Shares shall immediately and automatically be converted into Ordinary Shares at the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price (as applicable), and (ii) upon the vote, written agreement or consent of the holders of at least two-thirds (2/3) of the then outstanding Series C Preferred Shares, each Series C Preferred Share shall immediately and automatically be converted into Ordinary Shares at the then effective Series C Conversion Price on the date specified therein.

52D.3                  The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series A Preferred Share shall be the quotient of the Series A Original Purchase Price divided by the then-effective Series A Conversion Price (the “Series A Conversion Price”) . The initial Series A Conversion Price shall equal the Series A Original Purchase Price.  For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Ordinary Shares shall be 1:1, subject to adjustments of the Series A Conversion Price, as set forth below.  Such conversion shall be effected by the redemption of the relevant Series A Preferred Shares each at the Series A Original Purchase Price, and the application of the proceeds thereof in consideration for the issue to the relevant holder of the appropriate number of Ordinary Shares at the Series A Conversion Price.

52D.4                  The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series B Preferred Share shall be the quotient of the Series B Original Purchase Price divided by the then-effective Series B Conversion Price (the “Series B Conversion Price”). The initial Series B Conversion Price shall equal the Series B Original Purchase Price.  For the avoidance of doubt, the initial conversion ratio for Series B Preferred Shares to Ordinary Shares shall be 1:1, subject to adjustments of the Series B Conversion Price, as set forth below.  Such conversion shall be effected by the redemption of the relevant Series B Preferred Shares each at the Series B Original Purchase Price, and the application of the proceeds thereof in consideration for the issue to the relevant holder of the appropriate number of Ordinary Shares at the Series B Conversion Price.

52D.5                  The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series C Preferred Share shall be the quotient of the Series C Original Purchase Price divided by the then-effective Series C Conversion Price (the “Series C Conversion Price”). The initial Series C Conversion Price shall equal the Series C Original Purchase Price.  For the avoidance of doubt, the initial conversion ratio for Series C Preferred Shares to Ordinary Shares shall be 1:1, subject to adjustments of the Series C Conversion Price, as set forth below.  Such conversion shall be effected by the redemption of the relevant Series C Preferred Shares each at the Series C Original Purchase Price, and the application of the proceeds thereof in consideration for the issue to the relevant holder of the appropriate number of Ordinary Shares at the Series C Conversion Price.

52D.6                  No fractions of Ordinary Shares shall be issued upon conversion of any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares.  The Company shall aggregate all fractional Ordinary Shares that would be issued to the holder of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and shall issue the relevant whole number of Ordinary Share, rounded to the nearest whole share (with one-half being rounded upward).

52D.7                  The right to convert under Article 52D.1 shall be exercisable by the holder of outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares surrendering the certificate or certificates therefor at the registered office of the Company or the office of any transfer agent for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as appropriate, together with a Conversion Notice that such holder elects to convert a specified number of outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as appropriate, on a specified date (which must be no less than one (1) Business Day from the date of the Conversion Notice). The Company shall, as soon as practicable following delivery of the certificates representing outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares issue and deliver to such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.  If only a partial conversion of outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares is effected, then a new certificate representing the remaining unconverted outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as appropriate, shall be issued.

52E.              REDEMPTION

Neither the Company nor the holders of the Preferred Shares shall have the unilateral right to call or redeem or cause to have called or redeemed any of the Preferred Shares.

52F.              ANTI-DILUTION

52F.1                    In the event of a Capital Reorganization prior to a Qualified IPO, the Series A Conversion Price shall be adjusted proportionately such that the proportion by which the total number of Ordinary Shares held or deemed to be held by a holder of Series A Preferred Shares bears to the total number of all Ordinary Shares issued or deemed to be issued on a deemed converted basis before and after the Capital Reorganization shall remain the same.

52F.2          In the event of a Capital Reorganization prior to a Qualified IPO, the Series B Conversion Price shall be adjusted proportionately such that the proportion by which the total number of Ordinary Shares held or deemed to be held by a holder of Series B Preference Shares bears to the total number of all Ordinary Shares issued or deemed to be issued on a deemed converted basis before and after the Capital Reorganization shall remain the same.

52F.3          In the event of a Capital Reorganization prior to a Qualified IPO, the Series C Conversion Price shall be adjusted proportionately such that the proportion by which the total number of Ordinary Shares held or deemed to be held by a holder of Series C Preference Shares bears to the total number of all Ordinary Shares issued or deemed to be issued on a deemed converted basis before and after the Capital Reorganization shall remain the same.

52F.3                    Conversion Price Adjustment

52F.3.1           In the event of the issuance of Additional Stock prior to a Qualified IPO at an issue price per Ordinary Share which is less than the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, then, the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as appropriate, shall be immediately adjusted to a price determined by multiplying such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as appropriate, by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as appropriate; and the denominator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of shares of such Additional Stock.

52F.3.2           No adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as appropriate, shall be made in an amount less than one cent ($.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. No adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to this Article 52F.3 shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price above the Series A Original Purchase Price, the Series B Original Purchase Price or the Series C Original Purchase Price, respectively.

52F.3.3           In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

52F.3.4           In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by an independent third party appointed by the Preferred Shareholders and the Company irrespective of any accounting treatment.

52F.3.4A In the case of Additional Stock or Ordinary Share Equivalents (as defined below) exercisable, convertible or exchangeable for Additional Stock that are issued or sold together with other shares or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Stock or Ordinary Share Equivalents shall be computed as that portion of the consideration received as determined to be allocable to such Additional Stock or Ordinary Share Equivalents by an independent third party appointed by the Preferred Shareholders and the Company.

52F.3.5           In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article 52F.3:

(a)          The aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article 52F.3.3, Article 52F.3.4 and Article 52F.3.4A), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Ordinary Shares covered thereby.

(b)         The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article 52F.3.3 Article 52F.3.4 and Article 52F.3.4A).

(c)          In the event of any increase in the number of Ordinary Shares deliverable or decease in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price or the Series B Conversion Price or the Series C Conversion Price, as appropriate, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(d)         Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series B Conversion Price or Series C Conversion Price, as appropriate, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

52F.3.6           In the event the Company should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Share Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Share Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, shall be decreased so that the number of Ordinary Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding and those issuable with respect to such Ordinary Share Equivalents.

52F.4                    If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a Capital Reorganization, share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated in Article 52C hereof), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

52F.5                    Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as appropriate, pursuant to Article 52F.1, Article 52F.2, Article 52F.3, Article 52F.4 or Article 52F.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of outstanding Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as appropriate, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of outstanding Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares, as appropriate, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) in respect of adjustments and readjustments to Conversion Price only, the number of Ordinary Shares which at the time would be received upon the conversion of outstanding Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares, as appropriate. For the avoidance of doubt, the rights of the Preferred Shares to Conversion Price adjustments under Articles 52F are cumulative and shall be applied successively upon the occurrence of each event for which a Conversion Price adjustment is applicable hereunder.

53A.                      POWER TO ISSUE SHARES

53A.1                 Subject to the Memorandum, these Articles and the rights and powers of any class or series of Preferred Shares, and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares), provided that no share shall be issued at a discount except in accordance with the Law.

53A.2                 The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by Law.

53A.3                 The Company may from time to time do any one or more of the following things:

53A.3.1        make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

53A.3.2        accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

53A.3.3        pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53B.                      PRE-EMPTIVE RIGHTS

Notwithstanding anything to the contrary in Article 53A above, except in the circumstances listed below, each Member shall exercise its voting rights in the Company and take such steps as for the time being lie within its powers to procure that the issue of any shares, warrants or any form of securities from time to time created in the capital of the Company shall before issuance be offered for subscription in the first instance to each Member in proportion as nearly as practicable to its shareholding percentage in respect of Ordinary Shares on a deemed converted basis and any offer of securities not accepted by a Member shall be reallocated among and offered to the other Members on a pro rata basis:

53B.1         any securities issued or capable of being issued upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares;

53B.2                   any securities issued pursuant to the ESOP, or any other share option agreement or restricted share agreement approved or ratified by the Board of Directors prior to October 19, 2007;

53B.3                   any shares issued in connection with any share split or share dividend;

53B.4                   any shares offered by the Company to the public pursuant to a Qualified IPO; and

53B.5                   the issuance of shares in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise, duly approved by the Board of Directors or meeting of the Members, as applicable;

53B.6                   any Series C Preferred Shares issued pursuant to the Series C Subscription Agreement and securities issued upon conversion or exercise thereof.

In any event, no securities shall be issued to any party who is not a Member for the time being unless such party executes and delivers to the Company and each of the Members a Deed of Ratification and Accession in the form set forth in Appendix A of the Shareholders’ Agreement.

Each Member shall exercise its pre-emptive right under this Article 53B within ten (10) Business Days of the receipt of a notification in writing from the Company of the proposed issuance of any shares, warrants or any form of securities of the Company. The failure of each Member to respond in writing to the Company within the above-mentioned ten (10) Business-Day period shall be deemed an irrevocable waiver by such Member of its pre-emptive right with respect to such issuance.

54                        ALTERATION OF CAPITAL

54.1                           Subject to the Law and Article 45.2, the Company may from time to time, by ordinary resolution, alter the conditions of its Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company is exempted and has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

54.2                           Subject to the Law and Article 45.2, the Company may from time to time, by ordinary resolution, alter the conditions of its Memorandum to:

54.2.1                  consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

54.2.2                  subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

54.2.3                  cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

54.3                           For the avoidance of doubt, paragraph 54.2 above shall not apply if the Company is an exempted company and its shares have no par value.

55                        ALTERATION OF REGISTERED OFFICE, NAME AND OBJECTS

55.1                           Subject to the Law and Article 45.2, the Company may by resolution of its Directors change the location of its Registered office.

55.2                           Subject to the Law, Article 20A, Article 21.1, and Article 45.2, and the rights and powers of any class or series of Preferred Shares, the Company may from time to time, by special resolution change its name or alter its objects or make any other alteration to its Memorandum for which provision has not been made elsewhere in these Articles.

56                        [RESERVED]

57                        REGISTERED HOLDER OF SHARES

57.1                           The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

57.2                           No person shall be entitled to recognition by the Company as holding any share upon any trust, and the Company shall not be bound by, or be compelled in any way to recognize, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

57.2.1                  such notice shall be deemed to be solely for the holder’s convenience;

57.2.2                  the Company shall not be required in any way to recognize any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

57.2.3                  the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

57.2.4                  the holder, shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognize the holder as having an absolute right to the entirety of the share or shares concerned.

57.3                           Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. if two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

58                        DEATH OF A JOINT HOLDER

Where two or more persons are registered as joint holders of a share, or shares then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

59                        SHARE CERTIFICATES

59.1                           Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

59.2                           The Company shall be under no obligation to complete and deliver a share certificate, the Register of Members being lawful evidence of share ownership, unless specifically called upon to do so by the person to whom such shares have been allotted.

59.3                           If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

59.4                           Share certificates may not be issued in bearer form.

60                        CALLS ON SHARES

60.1                           The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call, at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

60.2                           The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

61                        FORFEITURE OF SHARES

61.1                           If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter, during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Schedule 2 hereto.

61.2                           If the requirements of such notice are not complied with, any such share may, at any time thereafter before the payment of such call and the interest due in respect thereof, be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

61.3                           A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

62                        CONTENTS OF REGISTER OF MEMBERS

The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

62.1                           the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

62.2                           the date on which each person was entered in the Register of Members; and

62.3                           the date on which any person ceased to be a Member.

63                        DETERMINATION OF RECORD DATES

Notwithstanding any other provision of these Articles, the Board may fix any date as the record date for:

63.1                           determining the Members entitled to receive any dividend; and

63.2                           determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

but, unless so fixed, the record date shall be as follows:

63.3                           as regards the entitlement to receive notice of a meeting or Notice of any other matter, the date of dispatch of the notice;

63.4                           as regards the entitlement to vote at a meeting, and any adjournment thereof, the date of the original meeting; and

63.5                           as regards the entitlement to a dividend or other distribution, the date of the Directors’ resolution declaring the same.

TRANSFER OF SHARES

64                        INSTRUMENT OF TRANSFER

64.1                           An instrument of transfer shall be in the form or as near thereto as circumstances admit in Schedule 3 hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

64.2                           The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

65                        RESTRICTION ON TRANSFER

65.1                           The Board shall refuse to register the transfer of any Share where prohibited pursuant to the Shareholders’ Agreement. Except as provided in the preceding sentence, the Board shall not refuse to register the due transfer of any Share.

65.2                           If the Board refuses to register a transfer of any share, the Secretary shall promptly send to the transferor and transferee notice of the refusal.

66.                     TRANSFERS BY JOINT HOLDERS

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

67.                               REPRESENTATIVE OF DECEASED MEMBER

In the case of the death of a Member, the survivor or survivors, where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member, where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Article 52 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

68.                               REGISTRATION ON DEATH OR BANKRUPTCY

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near -thereto as circumstances admit, of Schedule 4 hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member, but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

69.                               DECLARATION OF DIVIDENDS BY THE BOARD

69.1                           The Board may, subject to these Articles and the rights and powers of any class or series of Preferred Shares, and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them and paid up by them, and such dividend may be paid in cash and /or in specie in which case the Board may fix the value for distribution in specie, of any assets PROVIDED that if the shares have no par value, then the dividends shall be paid equally on a per share basis.

69.2                           Dividends may be declared and paid out of the profits of the Company, realised or unrealized, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. With the sanction of an ordinary resolution dividends may also be declared and paid out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Law.

69.3                           No dividend shall bear interest against the Company.

69.4                           With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid in whole or in part by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generality, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

69.5                           Subject to the rights and powers of any class or series of Preferred Shares, with the sanction of an ordinary resolution of the Company (or, as regards a dividend payable in respect of a class or series of shares, shares, an ordinary resolution passed at a class meeting) the Directors may determine that:

69.5.1                  the persons entitled to participate in the dividend shall have a right of election to accept shares of the Company credited as fully paid in satisfaction of all or (if the Directors so specify or permit) part of their dividend entitlement; or

69.5.2                  a dividend shall be satisfied in whole or specified part by an issue of shares of the Company credited as fully paid up, subject to a right of election on the part of persons entitled to participate in the dividend to receive their dividend entitlement wholly or (if the Directors so permit) partly in cash;

69.5.3                  and in either event the Directors may determine all questions that arise concerning the right of election, notification thereof to members, the basis and terms of issue of shares of the Company and otherwise.

70.                               OTHER DISTRIBUTIONS

Subject to the rights and powers of any class or series of Preferred Shares, the Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

71.                               RESERVE FUND

The Board may, from time to time before declaring a dividend, set aside out of the surplus or profits of the Company such sum as it thinks proper as a reserve hind to be used to meet contingencies or for equalizing dividends or for any other special purpose.  Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company.  The Directors may also, without placing the same to reserve, carry forward any profit which is not distributed.

72.                               DEDUCTION OF AMOUNTS DUE TO THE COMPANY

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CAPITALISATION

73.                               ISSUE OF BONUS SHARES

73.1                           The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

73.2                           The Board may resolve to capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

SHARE PREMIUM ACCOUNT

74.                               Subject to any direction from the Company in general meeting and the rights and powers of any class or series of Preferred Shares, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company’s share premium account, save that unless expressly authorised by other provisions of these Articles the sanction of an ordinary resolution shall be required for any application of the share premium account in paying dividends to Members.

ACCOUNTS AND FINANCIAL STATEMENTS

75.                               RECORDS OF ACCOUNT

75.1                           The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

75.1.1                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

75.1.2                  all sales and purchases of goods by the Company; and

75.1.3                  the assets and liabilities of the Company. Such records of account shall be kept to give, a true and fair view of the state of the Company’s affairs and to explain its transactions at such place as the Board thinks fit.

75.2                           Except as otherwise agreed to by the Company, no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

75.3                           Subject to any waiver by the Company in general meeting of the requirements of this Article, the Directors shall lay before the Company in general meeting, or circulate to members, financial statements in respect of each financial year of the Company, consisting of:

75.3.1                  a profit and loss account giving a true and fair view of the profit or loss of the Company for the financial year; and

75.3.2                  a balance sheet giving a true and fair view of the state of affairs of the Company at the end of the financial year; together with a report of the Board reviewing the business of the Company during the financial year. The financial statements and the Directors’ report,

75.3.3                  together with the auditor’s report, if any, shall be laid before the Company in general meeting, or circulated to members, no later than 180 days after the end of the financial year.

75.4                           The financial year end of the Company shall be the 31st December in each Year.

AUDIT

76.                               APPOINTMENT OF AUDITOR

76.1                           Subject to the rights and powers of any class or series of Preferred Shares, the Company may in general meeting appoint Auditors to hold office until the conclusion of the next annual general meeting or, at a subsequent extraordinary general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member, but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

76.2                           Subject to the rights and powers of any class or series of Preferred Shares, whenever there are no Auditors appointed as aforesaid, the Directors may appoint Auditors to hold office until the conclusion of the next annual general meeting or earlier removal from office by the Company in general meeting. Unless fixed by the Company in general meeting, the remuneration of the Auditors shall be as determined by the Directors. Nothing in this Article shall be construed as making it obligatory to appoint Auditors.

76.3                           The Auditors shall make a report to the members on the accounts examined by them and on every set of financial statements laid before the Company in general meeting, or circulated to members, pursuant to this Article during the Auditors’ tenure of office.

76.4                           The Auditors shall have right of access at all times to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditors think necessary for the performance of the Auditors’ duties; and, if the Auditors fail to obtain all the information and explanations which, to the best of their knowledge and belief, are necessary for the purposes of their audit, they shall state that fact in their report to the members.

76.5                           The Auditors shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by them are to be laid before the Company and to make any statement or explanation they may desire with respect to the financial statements.

76.6                           The financial statements provided for by these Articles shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards, and the report of the Auditor shall be submitted to the Members in general meeting.

NOTICES

77.                               NOTICES TO MEMBERS OF THE COMPANY

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose.  For the purposes of this Article, a notice may be sent by mail, courier Service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory  form.

78.                               NOTICES TO JOINT MEMBERS

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members, and notice so given shall be sufficient Notice to all the holders of such shares.

79.                               SERVICE AND DELIVERY OF NOTICE

Any Notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the Notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

80.                               THE SEAL

80.1                          The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

80.2                          Notwithstanding the foregoing, the Seal may, without further authority, be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

80.3                          The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be used.

WINDING-UP

81.                              WINDING-UP/DISTRIBUTION BY LIQUIDATOR

81.1                          Subject to Article 45.2 and the rights and powers of any class or series of Preferred Shares, the Company may be voluntarily wound-up by a special resolution of Members.

81.2                          If the Company shall be wound up, the liquidator may, with the sanction of a special resolution and subject to the rights or powers of any class or series of Preferred Shares, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF ARTICLES

82.                               ALTERATION OF ARTICLES

Subject to the Law, Article 45.2 and the rights or powers of any class or series of Preferred Shares, the Company may from time to time by special resolution alter or amend these Articles in whole or in part.

SCHEDULE 1

PROXY

I                                                           of                                                             , the holder of                                    Share(s) in the above-named Company hereby appoint                                                                                 or failing him/her                                                                 or failing him/her                                                                     as my proxy to vote on my behalf at the general meeting of the Company to be held on the                        day of           , 200   , and any adjournment thereof.

Dated this        day of , 200

*GIVEN under the seal of the company

*Signed by the above-named

Witness

*Delete as applicable.

SCHEDULE 2

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the day of [          ],20[    ] last, in respect of the [number] Share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the day of [            ] 20[   ] last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [           ] per annum computed from the said day of [           ] 20[   ] last, on or before the day of [           ], 20[    ] next at the place of business of the said Company the Share(s) will be liable to be forfeited.

Dated this    day of 20[   ]

[Signature of Secretary]

By order of the Board

SCHEDULE 3

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED

                                                                                                             [amount]

                                                                                                             [transferor]

hereby sell assign and transfer unto

                                                                                                             [transferee]

of                                                                                                         [address]

                                                                                                            [number of Shares]

Shares of [New Co]

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE 4

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] Share(s) numbered [number in figures] standing in the Register of Members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such Share(s) and I/we do hereby accordingly transfer the said Share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof and the Transferee does hereby agree to take the said Share(s) subject to the same conditions.

WITNESS our hands this day of 20

Signed by the above-named )

[person or persons entitled]

in the presence of: )

Signed by the above-named )

[transferee]

in the presence of: )

SECOND AMENDMENT

TO

THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

CATHAY INDUSTRIAL BIOTECH LTD.

(as adopted by a Special Resolution dated October 9, 2008)

CATHAY INDUSTRIAL BIOTECH LTD., an exempted company with limited liability organized and existing under and by virtue of the CAYMAN ISLANDS COMPANIES LAW (2007 REVISION),

DOES HEREBY CERTIFY:

FIRST: The name of the Company is CATHAY INDUSTRIAL BIOTECH LTD. (the “Company”).

SECOND: The Company’s Third Amended and Restated Articles of Association, as amended (the “Existing Articles”), is hereby further amended as follows:

A.                                   Article 2.1 is hereby amended by inserting the following definitions:

“Additional Series C Subscription Agreement” means the Series C Subscription Agreement dated as of October 10, 2008 entered into among the Company and certain other parties thereto for the subscription and purchase of Series C Preferred Shares;

“Capital Repurchase” means the purchase by the Company, pursuant to the Securities Purchase Agreement dated as of September 11, 2008 by and among the Company, Capital and certain shareholders of the Company (the “Capital Agreement”), of all Series C Preferred Shares acquired by Capital pursuant to the Series C Subscription Agreement (the “Capital Shares”);

“Subscription Agreements” mean the Series C Subscription Agreement and the Additional Series C Subscription Agreement;

Article 2.1 is further amended by deleting the definition of “Closing” and “Closing Date” and replacing such definition with the following:

“Closing” and “Closing Date” is as defined in the Series C Subscription Agreement or the Additional Series C Subscription Agreement, as applicable;

B.                                     Article 45 is hereby amended by inserting the following new Article 45.3:

“45.3                     The Company (or where relevant, another Group Company) shall not issue any Special Financing Shares (as defined below) at a price per share less than US$4.28 unless the affirmative vote of a holder or holders holding no less than ninety percent (90%) in voting power of the Preferred Shares then outstanding, voting together as a single class, has been obtained (the “Special Preferred Approval”), it being understood that the Company shall not be required to obtain the Special Preferred Approval in connection with the sale and issuance of any equity securities of the Company if any such issuance is undertaken by the Company for any purpose other than in relation to the Capital Repurchase. Notwithstanding the foregoing, any issuance of Special Financing Shares shall be approved by the Board of Directors of the Company (including at least two Preferred Directors). For purposes hereof, the term “Special Financing Shares” means any equity securities of the Company to be issued and sold by the Company following the closing of the Capital Repurchase other than (i) as determined by the Board of Directors of the Company (including at least two Preferred Directors) not to be in relation to such Capital Repurchase or (ii) to the extent the aggregate consideration received by the Company in respect of all other equity securities issued and sold thereby following the Capital Repurchase exceeds US$37,000,000.”

C.                                     Article 52F.3.1 is hereby deleted and replaced in its entirety with the following:

52.F.3.1                                In the event of the issuance of Additional Stock prior to a Qualified IPO at an issue price per Ordinary Share which is less than the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price (in either instance, a “Down Round Issuance”), then:

(a)                                  the Series A Conversion Price and the Series B Conversion Price shall be immediately adjusted to a price determined by multiplying such Series A Conversion Price or Series B Conversion Price, as appropriate, by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Series A Conversion Price or Series B Conversion Price, as appropriate; and the denominator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of shares of such Additional Stock; and

(b)                                 the Series C Conversion Price shall: (i) in the event of a Down Round Issuance in which Additional Stock constituting Special Financing Shares are issued by the Company, the Series C Conversion Price shall be reduced,

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concurrently with such issue, to the consideration per share received by the Company for such issuance of Additional Stock; provided, however, that under no circumstance shall the Series C Conversion Price be reduced to an amount less than US$4.28 per share; or (ii) in the event of a Down Round Issuance in which Additional Stock other than Special Financing Shares are issued by the Company, the Series C Conversion Price shall be immediately adjusted to a price determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Series C Conversion Price; and the denominator of which shall be the number of Ordinary Shares outstanding (including such number of Ordinary Shares as are deemed issued pursuant to Article 52F.3.5) immediately prior to such issuance plus the number of shares of such Additional Stock.”

D.                                    Article 53B.6 is hereby deleted and replaced in its entirety with the following:

“53B.6                                     any Series C Preferred Shares issued pursuant to the Subscription Agreements and securities issued upon conversion or exercise thereof.”

THIRD: This Amendment of the Existing Articles was duly adopted in accordance with Articles 45.2 and 82 of the Existing Articles.

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